Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q3 2014 Results

New York, NY – November 12, 2014 — Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported its results for the quarter ended September 30, 2014.

Business Update

Silvercrest successfully obtained meaningful new assets, contributing to the firm's organic growth, for the third quarter ended September 30, 2014, along with increased revenue. The firm's relationships increased from 526 as of June 30, 2014, to 533 as of September 30, 2014. There were 483 relationships as of December 31, 2013.

While total assets under management declined to $16.4 billion during the third quarter due to market volatility, the firm's discretionary assets under management remained substantially unchanged for the quarter due to new client acquisition and client commitments.

We are pleased with the continued organic growth result during a time of market volatility. The firm’s growth was due to organic growth in both our core family wealth business and continued progress building our institutional business.

The Company’s Board of Directors declared a dividend of $0.12 cents per Class A share payable on December 19, 2014 to Class A shareholders of record on December 12, 2014.

Third Quarter 2014 Highlights

—	AUM of $16.4 billion at September 30, 2014
—	Revenue of $17.8 million
—	U.S. Generally Accepted Accounting Principles (“GAAP”) net income of $2.9 million
—	Basic and diluted net income per share of $0.18
—	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $5.3 million
—	Adjusted net income[1] of $2.8 million
—	Adjusted basic and diluted earnings per share[1] of $0.23

The table below presents a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures and AUM.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands except per share amounts and as indicated)	2014	2013	2014	2013
Revenue	$17,817	$14,737	$51,763	$42,894
Income before other income (expense), net	$4,476	$3,187	$12,514	$14,785
Net income	$2,923	$2,249	$7,962	$13,179
Net income attributable to Silvercrest	$1,358	$734	$3,653	$11,664
Adjusted EBITDA[1]	$5,292	$4,286	$15,381	$12,816
Adjusted EBITDA margin[1]	29.7%	29.1%	29.7%	29.9%
Adjusted net income[1]	$2,776	$1,925	$7,637	$5,813
Adjusted basic earnings per share[1]	$0.23	$0.16	$0.62	$0.49
Adjusted diluted earnings per share[1]	$0.23	$0.16	$0.62	$0.47
Assets under management at period end (billions)	$16.4	$14.6	$16.4	$14.6
Average assets under management (billions)[2]	$16.6	$14.3	$16.1	$12.9

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

AUM of $16.4 billion

Silvercrest’s AUM decreased by $0.3 billion, or 1.8%, to $16.4 billion at September 30, 2014 from $16.7 billion at June 30, 2014. The decrease in AUM was attributable to $0.5 billion in market depreciation. This was partially offset by an increase in new discretionary AUM of $0.2 billion during the quarter ended September 30, 2014.

Silvercrest’s AUM increased by $1.8 billion, or 12.3%, to $16.4 billion at September 30, 2014 from $14.6 billion at September 30, 2013. The increase was attributable to $1.0 billion of net client inflows and $0.8 billion of market appreciation.

Third Quarter 2014 vs. Third Quarter 2013

Revenue increased by $3.1 million, or 20.9%, to $17.8 million for the three months ended September 30, 2014, from $14.7 million for the three months ended September 30, 2013. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $1.8 million, or 15.5%, to $13.3 million for the three months ended September 30, 2014 from $11.5 million for the three months ended September 30, 2013. This increase was primarily attributable to increases in compensation and benefits expense and general and administrative expenses of $1.6 million and $0.2 million, respectively. The increase in compensation and benefits expense was primarily attributable to an increase in the partner incentive bonuses of $1.4 million as a result of the recognition of partner incentive payments as compensation expense, an increase in accrued employee incentive bonuses of $0.3 million, the accrual of earnouts related to our Richmond expansion of $0.1 million and an increase in salaries expense of $0.1 million, as a result of both merit increases and increased headcount. This was partially offset by a decrease in equity-based compensation expense primarily as a result of lower levels of deferred equity units due to vesting in prior periods. General and administrative expenses increased by $0.2 million for the three months ended September 30, 2014 from the same period in the prior year. This increase was primarily due to an increase in occupancy and related expenses of $0.2 million as a result of a reduction in subtenant rental income earned for the three months ended September 30, 2014 as compared to the same period in the prior year.

Consolidated net income was $2.9 million. Net income attributable to Silvercrest was $1.4 million, or $0.18 per basic and diluted share for the three months ended September 30, 2014. The Company’s Adjusted Net Income1 was $2.8 million, or $0.23 per adjusted basic and diluted share4 for the three months ended September 30, 2014.

Adjusted EBITDA1 was $5.3 million or 29.7% of revenue for the three months ended September 30, 2014 as compared to $4.3 million or 29.1% of revenue for the same period in the prior year.

Nine Months Ended September 30, 2014 vs. Nine Months Ended September 30, 2013

Revenue increased by $8.9 million, or 20.7%, to $51.8 million for the nine months ended September 30, 2014, from $42.9 million for the nine months ended September 30, 2013. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $11.1 million, or 39.6%, to $39.2 million for the nine months ended September 30, 2014 from $28.1 million for the nine months ended September 30, 2013. This increase was primarily attributable to increases in compensation and benefits expense and general and administrative expenses of $9.9 million and $1.2 million, respectively. The increase in compensation and benefits expense was primarily attributable to an increase in the accrual for partner incentive bonuses of $9.8 million as a result of the recognition of partner incentive payments as compensation expense and an increase in salaries and benefits expense of $0.5 million and $0.2 million, respectively, as a result of both merit increases and increased headcount. This was partially offset by a decreased equity-based compensation expense of $0.6 million primarily due to lower levels of deferred equity units due to vesting in prior periods. General and administrative expenses increased by $1.2 million for the nine months ended September 30, 2014 from the same period in the prior year. This increase was primarily due to an increase in occupancy expense of $0.5 million as a result of a reduction of subtenant rental income earned for the nine months ended September 30, 2014 as compared to the same period in the prior year, an increase in the provision for doubtful accounts of $0.2 million in conjunction with increased revenue levels, an increase in client reimbursement costs of $0.1 million, an increase in marketing costs of $0.1 million, an increase in sub-advisory fees of $0.1 million and an increase in insurance costs of $0.1 million.

Consolidated net income was $8.0 million. Net income attributable to Silvercrest was $3.7 million, or $0.48 per basic and diluted share for the nine months ended September 30, 2014. The Company’s Adjusted Net Income1 was $7.6 million, or $0.62 per adjusted basic and diluted share4 for the nine months ended September 30, 2014.

Adjusted EBITDA1 was $15.4 million or 29.7% of revenue for the nine months ended September 30, 2014 as compared to $12.8 million or 29.9% of revenue for the same period in the prior year.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]	The Company has computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

The Company became the general partner of Silvercrest L.P. on June 26, 2013, but net income of Silvercrest L.P. was allocated to the Company effective July 2013 as allocable net income prior to July 2013 was de minimus. Accordingly, the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2013 do not present separate earnings attributable to the Class A stockholders.

[4]

Adjusted basic and diluted earnings per share measures for the three and nine months ended September 30, 2013 are based on the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2013. Adjusted basic and diluted earnings per share measures for the three and nine months ended September 30, 2014 are based on the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2014.

Liquidity and Capital Resources

Cash and cash equivalents were $27.9 million at September 30, 2014, compared to $27.1 million at December 31, 2013. Silvercrest L.P. had notes payable of $8.1 million at September 30, 2014 and $8.3 million at December 31, 2013. As of September 30, 2014 and December 31, 2013, the principal balance on the Company’s revolving credit facility with City National Bank was $3.0 million. In July 2013, Silvercrest completed its initial public offering of 4,790,684 of its Class A common shares at $11.00 per share (the “IPO”). Silvercrest’s stock began trading on June 27, 2013 on NASDAQ under the symbol “SAMG”. The net proceeds from the IPO were $47.9 million. In connection with the IPO, the Company used a portion of the net proceeds to purchase 3,540,684 Class B units from partners of Silvercrest L.P. for $35.4 million. Furthermore, on July 12, 2013, Silvercrest sold an additional 718,603 shares of its Class A common stock at $11.00 per share pursuant to the underwriters’ exercise in full of the over-allotment option that Silvercrest granted to the underwriters in connection with its IPO. The net proceeds from this exercise were $7.4 million.

Total stockholders’ equity was $49.9 million at September 30, 2014. The Company had 7,658,010 shares of Class A common stock outstanding and 4,570,413 shares of Class B common stock outstanding at September 30, 2014.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze the Company’s operations between periods and over time. Investors should consider the Company’s non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Conference Call

The Company will host a conference call on November 13, 2014, at 8:30am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com.

Forward-Looking Statements And Other Disclosures

Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and Silvercrest’s future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Los Angeles and Virginia, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts or as noted)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue
Management and advisory fees	$16,816	$13,516	$48,487	$39,245
Performance fees and allocations	—	14	—	17
Family office services	1,001	1,207	3,276	3,632
Total revenue	17,817	14,737	51,763	42,894
Expenses
Compensation and benefits	9,959	8,388	29,431	19,513
General and administrative	3,382	3,162	9,818	8,596
Total expenses	13,341	11,550	39,249	28,109
Income before other (expense) income, net	4,476	3,187	12,514	14,785
Other (expense) income, net
Other income, net	8	29	16	86
Interest income	17	36	53	85
Interest expense	(113)	(180)	(368)	(288)
Total other (expense) income, net	(88)	(115)	(299)	(117)
Income before provision for income taxes	4,388	3,072	12,215	14,668
Provision for income taxes	(1,465)	(823)	(4,253)	(1,489)
Net income	2,923	2,249	7,962	13,179
Less: net income attributable to non-controlling interests	(1,565)	(1,515)	(4,309)	(1,515)
Net income attributable to Silvercrest	$1,358	$734	$3,653	$11,664
Net income per share/unit:
Basic	$0.18	$0.14	$0.48	$1.34
Diluted	$0.18	$0.14	$0.48	$1.31
Weighted average shares/units outstanding:
Basic	7,583,911	5,363,493	7,544,443	8,716,686
Diluted	7,583,911	5,363,493	7,544,443	8,873,877

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of non-GAAP financial measure:
Net income	$2,923	$2,249	$7,962	$13,179
Provision for income taxes	1,465	823	4,253	1,489
Delaware Franchise Tax	45	—	135	—
Interest expense	113	180	368	288
Interest income	(29)	(36)	(53)	(85)
Partner incentive allocations (A)	—	—	—	(6,000)
Depreciation and amortization	507	501	1,489	1,455
Equity-based compensation	74	433	849	1,469
Other adjustments (B)	194	136	378	1,021
Adjusted EBITDA	$5,292	$4,286	$15,381	$12,816
Adjusted EBITDA Margin	29.7%	29.1%	29.7%	29.9%

(A)

Partner incentive allocations, prior to the Company’s initial public offering, were treated as distributions of net income and recorded when paid. Upon the completion of the reorganization and initial public offering, the Company accounts for partner incentive payments as an expense in its Statement of Operations and has reflected the related adjustments in its historical financial information. Accordingly, this has the effect of increasing compensation expense relative to the amounts that have been recorded historically in the Company’s financial statements.

(B)	Other adjustments consist of the following:

Loss on sub-lease (a)	$—	$(21)	$—	$(63)
Client reimbursement	—	—	125	—
IPO professional fees	—	43	—	23
IPO-related non-principal bonuses	—	—	—	754
Acquisition costs (b)	—	16	—	90
Non-acquisition expansion costs (c)	99	—	125	—
Other (d)	95	98	128	217
Total other adjustments	$194	$136	$378	$1,021

(a)

Reflects the amortization recognized, on a present value basis, between the per square foot rental rate for the Company’s primary lease and a sub-lease that was signed in 2011 with a sub-tenant for the Company’s headquarters in New York.

(b)	Reflects the legal and accounting fees associated with the closing of the Ten-Sixty acquisition in 2013. Also reflects transition expenses related to integrating the Ten-Sixty acquisition in 2013.
(c)	Represents $110 of accrued earnout and $15 of professional fees related to the Company’s Richmond expansion.
(d)

In 2013, represents the accrual of Quarterly Income Payments, as defined in the MW Commodity Advisors, LLC purchase agreement. In 2014, represents $50 of professional fees related to the modification of partner redemption notes and $78 of professional fees related to the Company’s shelf registration filing.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)

Adjusted Net Income and Adjusted Earnings Per Share Measures

(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of non-GAAP financial measure:
Net income	$2,923	$2,249	$7,962	$13,179
GAAP Provision for income taxes	1,465	823	4,253	1,489
Delaware Franchise Tax	45	—	135	—
Partner incentive allocations (See A in Exhibit 2 )	—	—	—	(6,000)
Other adjustments (See B in Exhibit 2)	194	136	378	1,021
Adjusted earnings before provision for income taxes	4,627	3,208	12,728	9,689
Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(1,851)	(1,283)	(5,091)	(3,876)
Adjusted net income	$2,776	$1,925	$7,637	$5,813
Adjusted earnings per share/unit:
Basic	$0.23	$0.16	$0.62	$0.49
Diluted	$0.23	$0.16	$0.62	$0.47
Shares/units outstanding:
Basic Class A shares outstanding	7,658	5,509	7,658	5,509
Basic Class B shares/units outstanding	4,570	6,462	4,570	6,462
Total basic shares/units outstanding	12,228	11,971	12,228	11,971
Diluted Class A shares outstanding	7,658	5,509	7,658	5,509
Diluted Class B shares/units outstanding (C)	4,622	6,891	4,622	6,891
Total diluted shares/units outstanding	12,280	12,400	12,280	12,400

(C)

Includes 52,188 and 191,828 unvested deferred equity units as of September 30, 2014 and 2013, respectively. Also, 0 and 237,089 performance units, which are conditionally issuable units that would be issuable if September 30, 2014 and 2013, respectively, was the end of the contingency period, are included.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition

(in thousands, except par value data)

	September 30, 2014	December31,
	(Unaudited)	2013
Assets
Cash and cash equivalents	$27,943	$27,122
Restricted certificates of deposit and escrow	586	1,021
Investments	100	103
Receivables, net	5,081	5,405
Due from Silvercrest Funds	2,926	2,653
Furniture, equipment and leasehold improvements, net	2,161	1,913
Goodwill	20,008	20,031
Intangible assets, net	11,510	12,589
Deferred tax asset – tax receivable agreement	23,815	25,022
Prepaid expenses and other assets	2,377	4,868
Total assets	$96,507	$100,727
Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$2,096	$6,587
Accrued compensation	15,572	17,424
Notes payable	8,127	8,303
Borrowings under revolving credit facility	3,000	3,000
Deferred rent	1,422	1,742
Deferred tax and other liabilities	16,436	15,506
Total liabilities	46,653	52,562
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, par value $0.01,10,000,000 shares authorized; none issued and outstanding as of September 30, 2014 and December 31, 2013	—	—
Class A Common Stock, par value $0.01,50,000,000 shares authorized; 7,658,010 and 7,522,974 issued and outstanding, as of September 30, 2014 and December 31, 2013, respectively	77	75
Class B Common Stock, par value $0.01,25,000,000 shares authorized; 4,570,413 and 4,464,617 issued and outstanding, as of September 30, 2014 and December 31, 2013, respectively	46	45
Additional Paid-In Capital	39,137	39,003
Retained earnings	3,028	2,099
Total stockholders’ equity	42,288	41,222
Non-controlling interests	7,566	6,943
Total equity	49,854	48,165
Total liabilities and stockholders’ equity	$96,507	$100,727

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:
	Three Months Ended September 30,		% Change From September 30,
	2014	2013	2013
Beginning assets under management	$16.7	$13.9	20.1%
Gross client inflows	0.9	0.8	12.5%
Gross client outflows	(0.7)	(0.6)	16.7%
Market (depreciation)/appreciation	(0.5)	0.5	-200.0%
Ending assets under management	$16.4	$14.6	12.3%

	Nine Months Ended September 30,		% Change From September 30,
	2014	2013	2013
Beginning assets under management	$15.7	$11.2	40.2%
Gross client inflows	2.9	5.0	-42.0%
Gross client outflows	(2.2)	(3.1)	-29.0%
Market appreciation	—	1.5	-100.0%
Ending assets under management	$16.4	$14.6	12.3%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management
	Three Months Ended September 30,		% Change From September 30,
	2014	2013	2013
Beginning assets under management	$11.1	$8.6	29.1%
Gross client inflows	0.8	0.7	14.3%
Gross client outflows	(0.6)	(0.5)	20.0%
Market (depreciation)/appreciation	(0.2)	0.4	-150.0%
Ending assets under management	$11.1	$9.2	20.7%

	Nine Months Ended September 30,		% Change From September 30,
	2014	2013	2013
Beginning assets under management	$10.1	$8.0	26.3%
Gross client inflows	2.5	2.8	-10.7%
Gross client outflows	(1.8)	(2.6)	-30.8%
Market appreciation	0.3	1.0	-70.0%
Ending assets under management	$11.1	$9.2	20.7%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management
	Three Months Ended September 30,		% Change From September 30,
	2014	2013	2013
Beginning assets under management	$5.6	$5.3	5.7%
Gross client inflows	0.1	0.1	0.0%
Gross client outflows	(0.1)	(0.1)	0.0%
Market (depreciation)/appreciation	(0.3)	0.1	-400.0%
Ending assets under management	$5.3	$5.4	-1.9%

	Nine Months Ended September 30,		% Change From September 30,
	2014	2013	2013
Beginning assets under management	$5.6	$3.1	80.7%
Gross client inflows	0.4	2.2	-81.8%
Gross client outflows	(0.4)	(0.4)	0.0%
Market (depreciation)/appreciation	(0.3)	0.5	-160.0%
Ending assets under management	$5.3	$5.4	-1.9%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	For the Three Months Ended September 30,
	2014	2013
Total AUM as of June 30,	$16.668	$13.921
Discretionary AUM:
Total Discretionary AUM as of June 30,	11.122	8.597
New client accounts/assets	0.130	0.310	(1)
Closed accounts	(0.003)	(0.006)	(2)
Net cash inflow/(outflow)	0.032	(0.130)	(3)
Non-discretionary to Discretionary AUM	(0.026)	(0.024)	(4)
Market (depreciation)/appreciation	(0.129)	0.425
Change to Discretionary AUM	0.004	0.575
Total Discretionary AUM as of September 30,	11.126	9.172
Change to Non-Discretionary AUM	(0.225)	0.086	(5)
Total AUM as of September 30,	$16.447	$14.582

	For the Nine Months Ended September 30,
	2014	2013
Total AUM as of January 1,	$15.679	$11.162
Discretionary AUM:
Total Discretionary AUM as of January 1,	10.094	8.021
New client accounts/assets	0.562	0.470	(1)
Closed accounts	(0.033)	(0.020)	(2)
Net cash inflow/(outflow)	0.143	(0.300)	(3)
Non-discretionary to Discretionary AUM	0.039	0.058	(4)
Market appreciation	0.321	0.943
Change to Discretionary AUM	1.032	1.151
Total Discretionary AUM as of September 30,	11.126	9.172
Change to Non-Discretionary AUM	(0.264)	2.269	(5)
Total AUM as of September 30,	$16.447	$14.582

(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of September 30, 2014

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE

as of 9/30/14

	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	15.1	21.9	14.4	6.3	8.1
Russell 1000 Value Index		18.9	23.9	15.3	4.8	7.1
Small Cap Value Composite	4/1/02	4.8	22.3	15.8	11.1	10.9
Russell 2000 Value Index		4.1	20.6	13.0	5.1	7.8
Smid Cap Value Composite	10/1/05	9.0	21.6	14.3	7.9	9.2
Russell 2500 Value Index		9.9	22.8	15.2	6.6	7.3
Multi Cap Value Composite	7/1/02	14.4	22.9	15.8	8.0	9.3
Russell 3000 Value Index		17.7	23.7	15.1	4.8	8.1
Equity Income Composite	12/1/03	15.3	22.0	16.1	9.4	11.9
Russell 3000 Value Index		17.7	23.7	15.1	4.8	8.3
Focused Value Composite	9/1/04	14.5	23.8	14.8	8.3	10.9
Russell 3000 Value Index		17.7	23.7	15.1	4.8	7.9

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by SAMG LLC. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the AIMR Performance Presentation Standards (AIMR-PPS®), the U.S. and Canadian version of GIPS®. AIMR has not been involved with or reviewed SAMG LLC’s claim of compliance.

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

Exhibit 10

Silvercrest Asset Management Group Inc.

Model Portfolio Performance

As of September 30, 2014

(Unaudited)

MODEL PORTFOLIO PERFORMANCE

as of 9/30/14

	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Income Portfolio	5-1-03	7.6	9.8	7.7	5.4	6.8
25/45/30% S&P 500, Barclays Aggregate, HFRI FOF Comp		8.7	8.2	6.9	4.6	6.0
Balanced Portfolio	5-1-03	8.7	12.5	9.4	5.7	7.9
50/30/20% S&P 500, Barclays Aggregate, HFRI FOF Comp		12.4	13.0	9.9	5.5	7.3
Growth Portfolio	5-1-03	9.1	17.0	12.3	5.8	9.1
80/10/10% S&P 500, Barclays Aggregate, HFRI FOF Comp		16.9	19.0	13.4	5.9	8.5

These model portfolios are not actual strategies in which clients can invest or allocate assets. They are hypothetical combinations of: (i) internally-managed strategies in which clients are invested and (ii) externally-managed funds or products in which clients are invested. We track three such portfolios depending on the overall strategy by which the securities purchased may be characterized. They are Income, Growth, and Balanced (Income and Growth). The returns shown assume annual rebalancing and reinvestment of dividends over the entirety of each of the periods shown. Some of the underlying returns used to calculate each portfolio’s returns were net of fees and some were gross of fees. The rates of return for each of the three portfolios are presented gross of investment management fees and custody fees, but include the deduction of estimated brokerage commissions and transaction costs. An investor’s actual return on a portfolio of the type shown would be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. For example, assume the Firm achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years. If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%. Silvercrest’s standard annual asset-based fee schedule is described in Part 2 of its Form ADV, and outsourced manager’s standard annual asset-based fee schedules are described in Part 2 of each of their Form ADVs. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Generally, investment management fees are charged based upon the size of the portfolio, computed quarterly. An investor’s actual result would be different from those portrayed in the models. A reader should not infer or assume that any portfolio is appropriate to meet the objectives, situation or needs of a particular investor, as the implementation of any financial strategy, and the purchase or sale of any security, should only be made after consultation with an attorney, tax advisor and investment advisor. Past performance is no indication of future results.

The benchmark is a composite of the S&P 500 Index, the Barclays Capital Aggregate Index, and the HFRI Fund of Funds Composite Index. Each index’s blend is rebalanced annually. Index returns do not reflect a deduction for fees or expenses. Investors cannot invest directly in any of these indices.

The market indices used to compare to the performance of our strategies are as follows:

—	The Barclays Capital Aggregate Index is an index of investment grade government and corporate bonds with a maturity of more than one year.
—	The S&P 500 Index is a capitalization-weighted, unmanaged index that measures 500 widely held US common stocks of leading companies in leading industries, representative of the broad US equity market.
—	The HFRI Fund of Funds Composite Index is an index that is equal weighted, net of fees, and comprised of over 1,500 funds which report to Hedge Fund Research.